Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE RELEASE Elise Hasbrook Vice President Communications 281.253.8200 elise.hasbrook@academy.com

Academy Sports + Outdoors Announces Offering of Senior Secured Notes

KATY, TEXAS (October 26, 2020) – Academy Sports and Outdoors, Inc. (“Academy”) (NASDAQ: ASO) today announced that its wholly-owned subsidiary, Academy, Ltd. (the “Issuer”), intends to offer $400 million aggregate principal amount of senior secured notes due 2027 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), subject to market and other conditions.

The Notes will be guaranteed on a senior secured basis by certain of Academy’s subsidiaries that guarantee the Issuer’s credit facilities. The Notes and the related guarantees will be secured by a first-priority lien on all of the Issuer’s and the guarantors’ personal property securing the Issuer’s term loan facility on a first-priority basis and a second-priority lien on the Issuer’s and the guarantors’ personal property securing the Issuer’s asset-based revolving credit facility on a first-priority basis.

The Issuer intends to use the net proceeds from the Notes to repay a portion of the $1,434 million outstanding under its term loan facility and pay related fees and expenses.

The Notes and the related guarantees have not been and will not be registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes and the related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

About Academy

Academy is one of the leading full-line sporting goods and outdoor recreation retailers in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 259 stores across 16 contiguous states, primarily in the southern United States. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of 17 private label brands, which go well beyond traditional sporting goods and apparel offerings.

Forward Looking Statements

The statements contained in this press release that are not historical facts are forward-looking statements. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond Academy’s control. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy’s filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

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